Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Smart & Final Inc. (the “Company”) on Form 10-Q for the quarter ended June 15, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard N. Phegley, Senior Vice President and Chief Financial Officer of the Company, certify, based on my knowledge, and pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 25, 2003	/s/ RICHARD N. PHEGLEY
Richard N. Phegley Senior Vice President andChief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Smart & Final Inc. and will be retained by Smart & Final Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification “accompanies” the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities Exchange Commission, and is not to be incorporated by reference into any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q, irrespective of any general incorporation language contained in such filing).